UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ShotSpotter, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 20, 2018

Dear Stockholder:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders of ShotSpotter, Inc. to be held at 7677 Gateway Blvd., 2nd Floor, Newark, CA 94560 on Tuesday, May 29, 2018 at 9:30 a.m., local time (the “Annual Meeting”). The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be transacted at the meeting.

We are furnishing proxy materials to our stockholders through the mail. You may also read, print and download our Annual Report on Form 10-K for the year ended December 31, 2017 and Proxy Statement at www.edocumentview.com/SSTI.

You may vote your shares by proxy or in person at the Annual Meeting. The Annual Meeting is being held so that stockholders may consider the election of Class I directors, the ratification of the appointment of Baker Tilly Virchow Krause, LLP as ShotSpotter, Inc.’s independent registered public accounting firm for the year ending December 31, 2018, and to conduct any other business properly brought before the meeting. Please see the enclosed Notice of Annual Meeting and Proxy Statement for information on how to vote your shares.

The Board of Directors of ShotSpotter, Inc. has determined that the matters to be considered at the Annual Meeting are in the best interests of ShotSpotter, Inc. and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” each of the Company’s nominees for Class I director and “FOR” the ratification of the Company’s independent registered public accounting firm.

On behalf of the Board of Directors and the officers and employees of ShotSpotter, Inc. I would like to take this opportunity to thank you for your continued support. We look forward to seeing you at the Annual Meeting.

Sincerely,

Ralph A. Clark President and Chief Executive Officer

ShotSpotter, Inc. dba SST, Inc.
7979 Gateway Blvd., Suite 210	+1 888 274 6877 toll free
Newark, CA 94560	www.shotspotter.com

ShotSpotter, Inc.

7979 Gateway Blvd. Suite 210

Newark, CA 94560

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

You are cordially invited to attend the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of ShotSpotter, Inc. (the “Company”). The meeting will be held at 7677 Gateway Blvd., 2nd Floor, Newark, California, 94560 at 9.30 a.m. local time on Tuesday, May 29, 2018 for the following purposes:

1.

To elect two nominees for Class I director named in the accompanying Proxy Statement, each to hold office until the 2021 Annual Meeting of Stockholders or until a successor is duly elected and qualified or until the director’s earlier death, resignation or removal.

2.	To ratify the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

These proposals are more fully described in the Proxy Statement following this Notice. You will also be asked to transact such other business, if any, as may properly come before the Annual Meeting.

The Board of Directors recommends that you vote (i) FOR the election of both nominees to serve as Class I directors of the Company, and (ii) FOR the ratification of the appointment of Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm for the year ending December 31, 2018.

Along with the attached Proxy Statement, we are sending you copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and a proxy card.

The Board of Directors has fixed the close of business on April 13, 2018 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting.

Stockholders are invited to attend the Annual Meeting in person. Regardless of whether you plan to attend the Annual Meeting, please cast your vote as soon as possible to ensure that your shares are represented at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 29, 2018 at 9:30 a.m. at 7677 Gateway Blvd., 2nd Floor, Newark, California.

The Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2017 are available at www.edocumentview.com/SSTI.

By order of the Board of Directors,

Alan R. Stewart Secretary April 20, 2018 YOUR VOTE IS IMPORTANT

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please cast your vote as promptly as possible in order to ensure your representation at the meeting. If you are a stockholder of record, you may vote over the internet, by telephone, or by completing, signing and dating the enclosed proxy card and returning it to us using the enclosed envelope. Submitting your vote via the internet or by telephone or proxy card will not affect your right to vote in person if you decide to attend the Annual Meeting. If your shares are held in street name (held for your account by a broker, bank, or other nominee), you will receive instructions from your nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the internet if your voting instructions from your nominee include instructions for doing so. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

i

ShotSpotter, Inc.

PROXY STATEMENT

FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

TUESDAY, MAY 29, 2018 AT 9:30 A.M.

Questions and Answers About these Proxy Materials

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors (the “Board”) of ShotSpotter, Inc. (sometimes referred to as the “Company” or “ShotSpotter”) is soliciting your proxy to vote at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may cast your vote via the internet, by telephone or by mail as described in more detail below.

We intend to mail these proxy materials on or about April 20, 2018 to all stockholders of record at the close of business on April 13, 2018, the record date for the Annual Meeting.

What is the date, time and place of the Annual Meeting?

The Annual Meeting will be held on Tuesday, May 29, 2018, beginning at 9.30 a.m. local time, at 7677 Gateway Blvd., 2nd Floor, Newark, CA 94560.

How do I attend the Annual Meeting?

Directions to the Annual Meeting may be found at www.edocumentview.com/SSTI. Information on how to vote in person at the Annual Meeting is discussed below.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on April 13, 2018, the record date for the Annual Meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the Annual Meeting. As of the record date, there were 10,331,256 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting.

What am I voting on?

At the Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders. There are two matters scheduled for a vote:

•

Election of the two Class I directors named herein to hold office until the 2021 annual meeting of stockholders, each to hold office until the 2021 Annual Meeting of Stockholders or until a successor is duly elected and qualified or until the director’s earlier death, resignation or removal (Proposal 1); and

•	Ratification of the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal 2).

You may either vote “FOR” each of the nominees for election to the Board or you may “WITHHOLD” your vote for any nominee you specify. You may either vote “FOR” or “AGAINST” or abstain from voting for the ratification of the appointment of Baker Tilley Virchow Krause, LLP as the Company’s independent registered public accounting firm.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

Stockholder of Record: Shares Registered in Your Name

If on April 13, 2018, your shares were registered directly in your name with ShotSpotter’s transfer agent, Computershare Limited, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to cast your vote as soon as possible to ensure your vote is counted.

•

To vote by proxy by internet.  You may access the website of the Company’s tabulator, Computershare. Please follow the steps outlined on the proxy card. Your shares will be voted in accordance with your instructions.

•	To vote by proxy by telephone. You may call 1-800-652-8683 toll-free from the United States, U.S. territories and Canada, and follow the instructions on the proxy card.
•	To vote by proxy by mail. You may submit your proxy by mail by completing and signing the proxy card and mailing it in the enclosed envelope.
•	To vote in person. If you attend the Annual Meeting in person, you may vote in person by completing a form of ballot or proxy card that we will provide to you at the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 13, 2018, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account and you should have received instructions from that organization as to how to do so, including by internet, telephone or mail. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

How many votes do I have?

Holders of common stock are entitled to one vote per share on each matter that is submitted to stockholders for approval.

If I am a stockholder of record and I do not vote, or if I otherwise cast my vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by proxy or in person at the Annual Meeting, your shares will not be voted.

If you vote by proxy without marking voting selections, your shares will be voted, as applicable, “FOR” the election of both nominees for Class I director and “FOR” the ratification of the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December

31, 2018. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion depending on whether the particular proposal is considered to be a routine matter under applicable rules. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine” under applicable rules but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as elections of directors (even if not contested), mergers, stockholder proposals, executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Proposal 1 is considered to be a “non-routine” matter, but Proposal 2 is considered to be a “routine” matter. Accordingly, your broker or nominee may not vote your shares on Proposal 1 without your instructions, but may vote your shares on Proposal 2 even in the absence of your instruction. If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “FOR,” “WITHHOLD” and broker non-votes; and, with respect to Proposal 2, votes “FOR” and “AGAINST” and abstentions. For Proposal 1, broker non-votes have no effect and will not be counted towards the vote total. For Proposal 2, abstentions will be counted towards the vote total for of Proposal 2, and will have the same effect as “AGAINST” votes.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine”, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposal 1 is considered to be “non-routine” and we therefore expect broker non-votes to exist in connection with that proposal.

As a reminder, if you a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who can attend the Annual Meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting and each may be accompanied by one guest. You will need a form of photo identification to be admitted to the Annual Meeting. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date in order to be admitted to the Annual Meeting. Whether or not you plan to attend the annual meeting, please vote as soon as possible.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of common stock representing a majority of the voting power of the outstanding shares of stock entitled to vote on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, there were 10,331,256 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting. If there is no quorum, the holders of a majority of the shares so represented may adjourn the Annual Meeting without further notice.

What vote is required to approve each item?

For the election of directors, the two nominees receiving the most “FOR” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “FOR” will affect the outcome.

To be approved, ratification of the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for year ending December 31, 2018, must receive “FOR” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “AGAINST” vote.

The inspector of election for the Annual Meeting shall determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall count and tabulate ballots and votes and determine the results thereof. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum. Broker non-votes will not be counted as votes cast “FOR” or votes “WITHHELD” for the election of directors in Proposal 1. Broker non-votes will be considered in tallying votes cast for Proposal 2, and abstentions will be treated as a vote “AGAINST.” If less than a majority of the combined voting power of the outstanding shares of common stock is represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results may be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy with a later date, by internet, telephone or mail.
•	You may send a timely written notice that you are revoking your proxy to ShotSpotter’s Corporate Secretary at 7979 Gateway Blvd., Suite 210, Newark, CA 94560.
•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

Who is paying for this proxy solicitation?

The costs of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, this proxy statement, the enclosed 2017 Annual Report on Form 10-K, and proxy card, along with the cost of posting the proxy materials on a website, are to be borne by us. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone, facsimile and other electronic means. They will receive no compensation in addition to their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in so doing.

Are there any rules of conduct governing the Annual Meeting?

The Company expects attendees at the Annual Meeting to adhere to the rules of conduct governing the Annual Meeting that will be distributed at the Annual Meeting.

What proxy materials are available on the internet?

The Letter to Stockholders, Proxy Statement, and 2017 Annual Report on Form 10-K are available at www.edocumentview.com/SSTI.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 21, 2018 to our Corporate Secretary, ShotSpotter, Inc., 7979 Gateway Blvd, Suite 210, Newark, California 94560 and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Pursuant to our amended and restated bylaws, if you wish to bring a proposal before the stockholders or nominate a director at the 2019 annual meeting of stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must notify our Corporate Secretary, in writing, not later than the close of business on February 28, 2019 nor earlier than the close of business on January 29, 2019. However, if our 2019 annual meeting of stockholders is not held between April 29, 2019 and June 28, 2019, to be timely, notice by the stockholder must be received no earlier than the close of business on the 120th day prior to the 2019 annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to the 2019 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2019 annual meeting of stockholders is first made. You are also advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Proposal 1

Election of Directors

In accordance with our amended and restated certificate of incorporation, our Board is divided into three classes with staggered three-year terms. Each director serves until the expiration of the term for which such director was elected or appointed, or until such director’s earlier death, resignation or removal. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

Our directors are currently divided among the three classes as follows:

•	Class I, which consists of William J. Bratton, Gary M. Lauder and Randall Hawks, Jr., whose terms will expire at the upcoming Annual Meeting;
•	Class II, which consists of Pascal Levensohn and Thomas T. Groos, whose terms will expire at the annual meeting of stockholders to be held after the end of fiscal 2018; and
•	Class III, which consists of Ralph A. Clark and Marc Morial, whose terms will expire at the annual meeting of stockholders to be held after the end of fiscal 2019.

Our Board currently consists of seven members, three of whom are in the class whose term of office expires at the upcoming Annual Meeting. Mr. Lauder has chosen not to stand for re-election at the Annual Meeting. Accordingly, the number of authorized Class I directors will automatically be reduced to two, and the total number of authorized directors will be reduced to six, at the Annual Meeting. We expect that any additional directorships resulting from any future increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Mr. Bratton and Mr. Hawks have been nominated to serve as Class I directors. Each of these nominees has agreed to stand for reelection at the meeting. Our management has no reason to believe that any nominee will be unable to serve. If elected at the Annual Meeting, each of these nominees would serve until the 2021 annual meeting of stockholders and until his successor has been duly elected, or if sooner, until the director’s death, resignation or removal. It is the Company’s policy that directors and nominees for director are expected to attend each annual meeting.

Vote Required

Directors are elected by a plurality of the votes of the holders of shares present at the meeting or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by us.

The following table sets forth, for the Class I nominees and our other directors who will continue in office after the Annual Meeting, their ages and position/office held with us as of the date of this proxy statement:

Name	Age	Position/Office Held With ShotSpotter
Class I directors for election at the Annual Meeting
William J. Bratton(1)	70	Director
Randall Hawks, Jr.(1)(2)	67	Director

Class II directors, whose terms will expire at the 2019 annual meeting of stockholders
Thomas T. Groos(3)	61	Director
Pascal Levensohn(1)(2)	57	Director, Chair of the Board

Class III directors, whose terms will expire at the 2020 annual meeting of stockholders
Ralph A. Clark	59	President and Chief Executive Officer
Marc Morial(2)(3)	60	Director

(1)	Member of the Compensation Committee of the Board (the “Compensation Committee”)
(2)	Member of the Audit Committee of the Board (the “Audit Committee”)
(3)	Member of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”)

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led our Board to recommend them for board service.

Nominees for Election until the Annual Meeting of Stockholders to be Held after Fiscal 2020

William J. Bratton has served as a member of our Board since November 2017 and previously served as a member of our Board from April 2013 until December 2013. Since September 2016, Mr. Bratton has served as Senior Managing Director of Teneo Holdings, a global CEO advisory firm, and as Executive Chairman of its Teneo Risk division. From January 2014 until September 2016, Mr. Bratton served a second term as Commissioner of the New York City Police Department (“NYPD”), by appointment. From November 2012 to December 2013, Mr. Bratton has served as Chief Executive Officer of the Bratton Group LLC, a New York City-based public safety and law enforcement consulting firm, which has consulted extensively in the United States and Latin America on policing, public safety and rule-of-law initiatives. From September 2010 to November 2012, Mr. Bratton served as Chairman of Kroll Advisory Solutions (“Kroll”), a global security solutions and specialized law enforcement company, the successor to Altegrity Risk International where he served as Chairman from November 2009 to November 2012. From October 2002 to October 2009. Mr. Bratton served as Chief of the Los Angeles Police Department (“LAPD”). From 1996 until his appointment as LAPD Chief, Mr. Bratton worked in the private sector, including as Senior Consultant to Kroll’s Public Services Safety Group and Crisis and Consulting Management Group. From 1994 to 1996, Mr. Bratton served his first term as Commissioner of the NYPD by appointment. Mr. Bratton has also served as head of a number of other police agencies including commissioner of the Boston Police Department, Chief of Police of the New York City Transit Police Department, Superintendent of the Massachusetts Metropolitan District Commission of Police and Chief of Police for the Massachusetts Bay Transportation Authority. Mr. Bratton is the Vice Chairman of the Homeland Security Advisory Council. He holds a bachelor’s degree in law enforcement from Boston State College/University of Massachusetts, and is a graduate of the FBI National Executive Institute and the Senior Executive Fellows Program at Harvard’s John F. Kennedy School of Government. Our Board believes that Mr. Bratton’s significant experience in law enforcement both in the United States and abroad and his insight in criminal justice system operations qualify him to serve on our Board.

Randall Hawks, Jr. has served as a member of our Board since 2006. Mr. Hawks is a partner at Claremont Creek Ventures, a venture capital firm where he has been since June 2005. From 1984 to 2000, Mr. Hawks was the Executive Vice President and Chief Operating Officer and Director at Identix Incorporated, an identity protection company. Mr. Hawks also has held various senior management positions at Captiva Software Corp., Texas Instruments, ITT Information Systems and AT&T Paradyne. He has also served on the board of directors of EcoATM, SmartZip, Inapac, Invivodata, Flytecomm, View Central and Be Here. Mr. Hawks holds a B.S. in

Electrical Engineering from the University of Arkansas. Our Board believes that Mr. Hawks’s experience investing in technology businesses and his service on numerous boards of directors qualify him to serve on our Board.

The Board Of Directors Recommends

A Vote In Favor Of Each Named Nominee.

Directors Continuing in Office until the 2019 Annual Meeting of Stockholders

Thomas T. Groos has served as a member of our Board since February 2014 and previously served as a member of our Board from 2007 until 2012. Mr. Groos has been a partner at City Light Capital, a venture capital firm, since 2006. Since 2009, Mr. Groos has served as the Vice Chairman of the Board of Minimax-Viking Group, a fire protection company, following its acquisition of the Viking Group, where Mr. Groos served as Chief Executive Officer from 1994 through 2007. Mr. Groos is also a member of the board of directors of Heartland Steel Products, LLC, a Michigan-based manufacturer of industrial robotic systems. Mr. Groos is a co-founder of The ImPact Society, a non-profit dedicated to promotion of impact investing among private investors. He is a member of the Board of Trustees of Cornell University and a director of Endeavor Detroit. Mr. Groos holds a B.A. in Economics from Cornell University and an M.B.A. from Columbia Business School. Our Board believes that Mr. Groos’ experience in the technology industry and investment experience qualify him to serve on our Board.

Pascal Levensohn has served as a member of our Board since 2007 and currently serves as Chair of the Board. Since 2014, Mr. Levensohn has served as a Managing Director of Dolby Family Ventures, L.P., a venture capital fund. Since 1996, Mr. Levensohn has also served as the founder and Managing Partner of Levensohn Venture Partners, a venture capital firm, and the Chief Executive Officer of Generation Strategic Advisors LLC, a consulting firm specializing in startup technology companies. From April 2007 until April 2011, Mr. Levensohn served on the board of directors of the National Venture Capital Association. He is a member of the Council on Foreign Relations and a trustee of the American Academy in Berlin. Mr. Levensohn holds an A.B. in Government from Harvard University. Our Board believes that Mr. Levensohn’s experience investing in technology businesses and his service on numerous boards of directors qualify him to serve on our Board.

Directors Continuing in Office until the 2020 Annual Meeting of Stockholders

Ralph A. Clark has served as our President and Chief Executive Officer and as a member of our Board since August 2010. From September 2005 until July 2010, Mr. Clark served as Chief Executive Officer of GuardianEdge Technologies, Inc., an endpoint data security firm. Prior to that, Mr. Clark served as Vice President, Finance of Adaptec, Inc. following Adaptec’s acquisition of Snap Appliances, Inc., where he had been Chief Financial Officer. Mr. Clark also has held various positions at start-up companies, served in executive sales and marketing roles at IBM and worked as an investment banker at Goldman Sachs and Merrill Lynch. Mr. Clark holds a B.S. in economics from the University of the Pacific and an M.B.A. from Harvard Business School. In May 2017, Mr. Clark was named as a finalist in the Ernst & Young Entrepreneur of the Year program for Northern California. Our Board believes that Mr. Clark’s significant business experience from both inside and outside our industry and his role as our Chief Executive Officer qualify him to serve on our Board.

Marc Morial has served as a member of our Board since September 2015. Since 2003, Mr. Morial also has served as the President and Chief Executive Officer of the National Urban League, a civil rights organization dedicated to economic empowerment in order to elevate the standard of living in historically underserved urban communities. From 1994 to 2002, Mr. Morial served as the Mayor of New Orleans, Louisiana. Prior to serving as Mayor of New Orleans, Mr. Morial held other various positions in public office and nonprofit management. Mr. Morial has a B.A. in economics from the University of Pennsylvania and a J.D. from Georgetown University. Our Board believes that Mr. Morial’s experience in serving underserved urban communities, local governments and community organizations qualifies him to serve on our Board.

Information regarding the Board of Directors and Corporate Governance

Director Independence

Our common stock is listed on the Nasdaq Capital Market. Under Nasdaq listing requirements and rules, a majority of the members of a listed company’s board of directors must qualify as “independent”, as affirmatively determined by the company’s board of directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that each of the following directors is independent within the meaning of the applicable Nasdaq listing standards: Mr. Bratton, Mr. Groos, Mr. Hawks, Mr. Lauder, Mr. Levensohn and Mr. Morial. In making this determination, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in “Certain Relationships and Related Party Transactions.”

Board Leadership

Our Chair of the Board is currently Pascal Levensohn, an independent director.  Currently, our Board believes that it is in the best interests of the Company and our stockholders to have the roles of Chair of the Board and Chief Executive Officer held by different persons.   Our Nominating and Corporate Governance Committee periodically considers the leadership structure of our Board, including the separation of the Chair and Chief Executive Officer roles, and makes such recommendations to our Board as our Nominating and Corporate Governance Committee deems appropriate. Our corporate governance guidelines provide that, when the positions of Chair and Chief Executive Officer are held by the same person, the independent directors may designate a “lead independent director.”

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

Meetings of the Board of Directors

The Board met nine times during 2017. The Audit Committee met three times during the fiscal year ended December 31, 2017. The Compensation Committee met twice during the fiscal year ended December 31, 2017. The Nominating and Corporate Governance Committee did not meet during the fiscal year ended December 31, 2017 as the Company was not a public company until June 2017. The first meeting of the Nominating and Corporate

Governance Committee was held in April 2018. Each director attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served, held during the portion of the last fiscal year for which he was a director or committee member.

As required under the Nasdaq listing standards, during the period in 2017 when the Company was a public company, the Company’s independent directors met five times in regularly scheduled executive sessions at which only independent directors were present.

Communications with our Board of Directors

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders or interested parties who wish to communicate with our Board or with an individual director may do so by mail to our Board or the individual director at 7979 Gateway Blvd., Suite 210, Newark, CA 94560, Attn: Corporate Secretary. The communication may indicate that it contains a stockholder or interested party communication. In accordance with our stockholder communications policy, all such communication will be reviewed by the Company’s Corporate Secretary, and, if appropriate, will be forwarded to the Board or such director.

Board Committees

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for the year ended December 31, 2017 for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
William J. Bratton		X
Thomas T. Groos			X
Randall Hawks, Jr.(1)	X*	X
Gary M. Lauder			X
Pascal Levensohn(2)	X	X*
Marc Morial	X		X*
Total meetings in fiscal 2017	3	2	0(3)

*	Committee Chair
(1)	Mr. Hawks served as the chair of the Compensation Committee until August 2017. Since August 2017, Mr. Hawks has served as chair of the Audit Committee.
(2)	Mr. Levensohn served as chair of the Audit Committee until August 2017. Since August 2017, Mr. Levensohn has served as chair of the Compensation Committee.
(3)

The Nominating and Corporate Governance Committee did not meet in 2017 because the Company only became a public company in June 2017. The Nominating and Corporate Governance Committee held its first meeting in April 2018.

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting and financing reporting processes and audits of its financial statements. Our Audit Committee consists of three directors, Messrs. Hawks, Levensohn, and Morial.

The principal duties and responsibilities of our Audit Committee include, among other things:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;
•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	reviewing our policies on risk assessment and risk management;
•	reviewing related party transactions;
•

obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•

approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

The Board adopted a written charter that satisfies applicable Nasdaq listing standards and is available to stockholders on the Company’s website at ir.shotspotter.com.

Audit Committee members must satisfy the independence requirements set forth in Nasdaq Rule 5605(c)(2) and Rule 10A-3 under the Exchange Act (“Rule 10A-3”). To be considered to be independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his capacity as a member of our Audit Committee, our Board, or any other committee of our Board: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our Board also determined that Messrs. Hawks, Levensohn, and Morial each satisfy the independence standards for the Audit Committee established by Nasdaq listing standards and Rule 10A-3. The Board has also determined that Mr. Hawks, the Audit Committee chair, and Mr. Levensohn are each an “audit committee financial expert” as defined by Item 407(d) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

Compensation Committee

Our Compensation Committee consists of three directors, Messrs. Bratton, Hawks and Levensohn. The principal duties and responsibilities of our Compensation Committee include, among other things:

•	reviewing and approving, or recommending that our Board approve, the compensation of our executive officers;
•	reviewing and recommending to our Board the compensation of our directors;
•	reviewing and approving, or recommending that our Board approve, the terms of compensatory arrangements with our executive officers;
•	administering our stock and equity incentive plans;

•	reviewing and approving, or recommending that our Board approve, incentive compensation and equity plans; and
•	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

The Board adopted a written Compensation Committee charter that satisfies applicable Nasdaq listing standards and is available to stockholders on the Company’s website at ir.shotspotter.com.

The Board has determined that Messrs. Bratton, Hawks and Levensohn each satisfy the independence requirements for the Compensation Committee set forth in Nasdaq Rule 5605(d)(2) and Rule 10C-1 promulgated under the Exchange Act, are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act, or the Exchange Act, and are “outside directors” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986 (the “Code”).

Compensation Committee Processes and Procedures

In June 2017, the Compensation Committee retained independent compensation consultants at Deloitte & Touche LLP (“Deloitte”) to conduct market research and analysis to assist the Compensation Committee in developing appropriate compensation and incentives for our executive officers and non-employee directors, to advise the Compensation Committee and to provide ongoing recommendations regarding material executive officer and non-employee director compensation decisions, and to review compensation proposals from management. Deloitte reports directly to the Compensation Committee and does not provide any non-compensated-related services to the Company. After review and consultation with Deloitte, the Compensation Committee determined that Deloitte is independent and that there is no conflict of interest resulting from retaining Deloitte. In reaching these conclusions, our Compensation Committee considered factors set forth in SEC and Nasdaq listing rules.

Our executive officers submit proposals to our Board and Compensation Committee regarding our executive and non-employee director compensation. Our Chief Executive Officer provides feedback and recommendations to our Compensation Committee with respect to executive compensation, other than his own compensation, including with regard to senior executive performance, responsibility and experience levels. The Compensation Committee often takes into consideration both our Chief Executive Officer’s input and the input of other senior executives in setting compensation levels.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently or has been at any time one of our executive officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of three directors, Messrs. Groos, Lauder and Morial. The Nominating and Corporate Governance Committee’s responsibilities include, among other things:

•	identifying, evaluating and selecting, or recommending that our Board approve, nominees for election to our Board and its committees;
•	evaluating the performance of our Board and of individual directors;
•	considering and making recommendations to our Board regarding the composition of our Board and its committees;
•	reviewing developments in corporate governance practices;

•	evaluating the adequacy of our corporate governance practices and reporting;
•	developing and making recommendations to our Board regarding corporate governance guidelines and matters; and
•	overseeing an annual evaluation of the Board’s performance.

The Board adopted a written Nominating and Corporate Governance Committee charter that satisfies applicable Nasdaq listing standards and is available to stockholders on the Company’s website at ir.shotspotter.com.

The Board has determined that Messrs. Groos, Lauder and Morial are each independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards).

Nominations to the Board of Directors

With the goal of developing a diverse, experienced and highly qualified Board, the Nominating and Corporate Governance Committee is responsible for developing and recommending to our Board the desired qualifications, expertise and characteristics of members of our Board, including qualifications that the committee believes must be met by a committee-recommended nominee for membership on our Board and specific qualities or skills that the committee believes are necessary for one or more of the members of our Board to possess.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee will periodically review and assess these qualifications from time to time through the development and evaluation of the Company’s corporate governance guidelines. Any changes to the Company’s corporate governance guidelines proposed by the Nominating and Corporate Governance Committee are submitted to the Board for approval. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long- term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee will consider diversity (including diversity of gender, race, ethnicity, age, sexual orientation and gender identity), skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Corporate Secretary, ShotSpotter, Inc., 7979 Gateway Blvd, Suite 210, Newark, California 94560 at least 90 days, but no more than 120 days, prior to the anniversary date of the preceding year’s annual meeting. Submissions must include (1) the name, age, business address and residence address of such nominee; (2) the principal occupation or employment of such nominee; (3) the class and number of shares of each class of capital stock of the corporation which are owned of record and beneficially by such nominee; (4) the date or dates on which such shares were acquired and the investment intent of such acquisition; (5) a statement whether such nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by the Board; and (6) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named as a nominee and to serving as a director if elected).

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our code of business conduct and ethics is available on our website at ir.shotspotter.com. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website to the extent required by the applicable rules and exchange requirements. The inclusion of our website address in this document does not include or incorporate by reference into this document the information on or accessible through our website.

Section 16(a) Beneficial Ownership Reporting Compliance

Information regarding Section 16(a) Beneficial Reporting Compliance is contained under the caption “Section 16a Beneficial Ownership Reporting Compliance.”

Proposal 2

Ratification of Appointment of Independent

Registered Public Accounting Firm

Our Audit Committee has appointed Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 and has further directed that the Board submit this appointment for ratification by the stockholders at the Annual Meeting.

Baker Tilly Virchow Krause, LLP audited our financial statements for the years ended December 31, 2015, 2016 and 2017. Representatives of Baker Tilly Virchow Krause, LLP are expected to participate over the phone during the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Our Board is submitting this selection as a matter of good corporate governance and because we value our stockholders’ views on our independent registered public accounting firm. Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of our independent registered public accounting firm. If the stockholders fail to ratify this selection, our Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our Audit Committee may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of ShotSpotter and its stockholders.

Vote Required

An affirmative vote from holders of a majority in voting power of the shares present at the meeting or represented by proxy and entitled to vote on the proposal will be required to ratify the selection of Baker Tilly Virchow Krause, LLP.

Principal Accountant Fees and Services

The following table provides the aggregate fees for services provided by Baker Tilly Virchow Krause, LLP for the fiscal years ended December 31, 2016 and 2017.

	Fiscal Year Ended December 31,
	2016	2017
Audit Fees (1)	$200,057	$226,826
Audit-related Fees (2)	—	21,500
Tax Fees	—	—
All Other Fees (3)	—	68,250
Total Fees	$200,057	$316,576

(1)

Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K, review of the interim consolidated financial statements included in our quarterly reports and services normally provided in connection with regulatory filings.

(2)

Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

(3)	Consists of fees billed for professional services rendered in connection with review of registration statements in 2017 that are not reported under “Audit Fees”, “Audit-related Fees” or “Tax Fees.”

Pre-Approval Policies and Procedures

Consistent with the requirements of the SEC and the Public Company Accounting Oversight Board, regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation, retaining and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Baker Tilly Virchow Krause, LLP. The policy generally pre-

approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service.

All of the services provided Baker Tilly Virchow Krause, LLP for our fiscal years ended December 31, 2016 and 2017 described above were pre-approved by the Audit Committee. Our Audit Committee has determined that the rendering of services other than audit services by Baker Tilly Virchow Krause, LLP is compatible with maintaining the principal accountant’s independence.

The Board of Directors Recommends

A Vote in Favor of Proposal 2.

Report of the Audit Committee

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2017 with the management of ShotSpotter, Inc. The Audit Committee has also reviewed and discussed such financial statements with Baker Tilly Virchow Krause, LLP, the Company’s independent registered public accounting firm, with and without management present. The Audit Committee has discussed with its independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees”, issued by the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee has also received the written disclosures and the letter from its independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to our board of directors that the audited financial statements be included in ShotSpotter, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

The Audit Committee

Randall Hawks, Jr. (Chair)

Pascal Levensohn

Marc Morial

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of ShotSpotter, Inc under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of our common stock as of March 31, 2018, for:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;
•	each of our named executive officers (as such term is defined in “Executive and Director Compensation - Summary Compensation Table” below);
•	each of our directors; and
•	all of our executive officers and directors as a group.

The percentage ownership information shown in the table is based upon 10,329,846 shares of common stock outstanding as of March 31, 2018.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock that may be issuable pursuant to outstanding restricted stock units (“RSUs”), or that may be issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before May 30, 2018, which is 60 days after March 31, 2018. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for persons listed in the table is c/o ShotSpotter, Inc., 7979 Gateway Blvd., Suite 210, Newark, California 94560.

	Beneficial Ownership
Name of Beneficial Owner	Shares	Percentage of Total
5% or greater stockholders:
Entities affiliated with Lauder Partners LLC(1)	2,561,270	24.2%
Gilder, Gagnon, Howe & Co. LLC(2)	2,276,760	22.0%
Entitles affiliated with RT Groos, LLC(3)	644,881	6.2%
Named executive officers and directors
Ralph A. Clark(4)	576,189	5.1%
Alan R. Stewart(5)	31,867	*
Randall Hawks, Jr.(6)	8,152	*
Pascal Levensohn(7)	44,574	*
Thomas T. Groos(3)	644,881	6.2%
Gary M. Lauder(1)	2,561,270	24.2%
Marc Morial(8)	15,750	*
William J. Bratton(9)	5,990	*
Gary T. Bunyard(10)	10,562	*
All current executive officers and directors as a group (12 persons)(11)	3,916,677	36.1%

*	Represents beneficial ownership of less than 1%.
(1)

Consists of (i) 8,152 shares of common stock expected to issue upon settlement of RSUs within 60 days of March 31, 2018; (ii) 1,120,235 shares of common stock held by The Gary M. Lauder Revocable Trust and 162,158 shares of common stock issuable to The

Gary M. Lauder Revocable Trust pursuant to warrants exercisable within 60 days of March 31, 2018; (iii) 1,073,589 shares of common stock held by Lauder Partners LLC and 106,136 shares of common stock issuable to Lauder Partners LLC pursuant to warrants exercisable within 60 days of March 31, 2018; and (iv) 91,000 shares of common stock held by the 1992 GRAT Remainder Trust FBO Gary Lauder. Mr. Lauder is a Trustee of The Gary M. Lauder Revocable Trust, the General Partner of Lauder Partners LLC and a Trustee of the 1992 GRAT Remainder Trust FBO Gary Lauder. The address for The Gary M. Lauder Revocable Trust, Lauder Partners LLC and 1992 GRAT Remainder Trust FBO Gary Lauder is 40th Floor, 767 Fifth Ave., New York, NY 10153.

(2)

Consists of (i) 1,748,956 shares held in customer accounts over which partners and/or employees of the Gilder, Gagnon, Howe and Co. LLC have discretionary authority to dispose of or direct the disposition of the shares: (ii) 10,091 shares held in the account of the profit sharing plan of the Gilder, Gagnon, Howe and Co. LLC; and (iii) 517,713 shares held in accounts owned by the partners of Gilder, Gagnon, Howe and Co. LLC and their families. The address for Gilder, Gagnon, Howe and Co. LLC is 475 10th Avenue, New York, NY 10018.

(3)

Consists of (i) 518,376 shares of common stock held by RT Groos, LLC and 39,881 shares of common stock issuable to RT Groos, LLC pursuant to warrants exercisable within 60 days of March 31, 2018; (ii) 62,515 shares of common stock held by the Thomas T. Groos Revocable Trust and 13,973 shares of common stock issuable to the Thomas T. Groos Revocable Trust pursuant to warrants exercisable within 60 days of March 31, 2018; (iii) 1,984 shares of common stock held directly by Mr. Groos; and (iv) 8,152 shares of common stock expected to be issued to Mr. Groos upon settlement of RSUs within 60 days of March 31, 2018. Thomas T. Groos holds voting and dispositive power for the shares held by RT Groos LLC, and the Thomas T. Groos Revocable Trust and disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. The address for RT Groos LLC, and the Thomas T. Groos Revocable Trust is Ionia St. SW, Suite 505, Grand Rapids, MI 49503.

(4)	Consists of (i) 419,408 shares of common stock held directly by Mr. Clark and (ii) 116,781 shares of common stock issuable under outstanding stock options exercisable within 60 days of March 31, 2018.
(5)

Consists of (i) 20,362 shares of common stock held directly by Mr. Stewart, and (ii) 11,505 shares of common stock issuable under outstanding stock options exercisable within 60 days of March 31, 2018.

(6)	Consists of 8,152 shares of common stock issuable pursuant to RSUs vesting within 60 days of March 31, 2018.
(7)

Consists of (i) 13,214 shares of common stock held by Pascal Levensohn Revocable Trust and 2,062 shares of common stock issuable to Pascal Levensohn Revocable Trust pursuant to warrants exercisable within 60 days of March 31, 2018; (ii) 9,087 shares of common stock held by Levensohn 2000 Children’s Trust and 785 shares of common stock issuable to Levensohn 2000 Children’s Trust pursuant to warrants exercisable within 60 days of March 31, 2018; (iii) 1,131 shares of common stock held directly by Mr. Levensohn; (vi) 48 shares of common stock issuable to Mr. Levensohn pursuant to warrants exercisable within 60 days of March 31, 2018; (v) 6,617 shares of common stock issuable to Mr. Levensohn under outstanding stock options exercisable within 60 days of March 31, 2018; and (vi) 11,630 shares of common stock expected to issue upon settlement of RSUs within 60 days of March 31, 2018. Pascal Levensohn holds voting and dispositive power for the shares held by Pascal Levensohn Revocable Trust and Levensohn 2000 Children’s Trust and disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. The address for Pascal Levensohn Revocable Trust and Levensohn 2000 Children’s Trust is 1971 Vallejo Street, Saint Helena, CA 94574.

(8)

Consists of (1) 7,598 shares of common stock issuable under outstanding stock options exercisable within 60 days of March 31, 2018 and (ii) 8,152 shares of common stock expected to issue upon settlement of RSUs within 60 days of March 31, 2018.

(9)

Consists of (i) 2,916 shares of common stock issuable under outstanding stock options exercisable within 60 days of March 31, 2018 and (ii) 3,074 shares of common stock expected to issue upon settlement of RSUs within 60 days of March 31, 2018.

(10)	Consists of 10,562 shares of common stock issuable under outstanding stock options exercisable within 60 days of March 31, 2018.
(11)

Includes (i) 3,407,586 shares of common stock, including 47,312 shares of common stock expected to issue upon settlement of RSUs within 60 days of March 31, 2018; (ii) 184,048 shares of common stock issuable under outstanding stock options exercisable within 60 days of March 31, 2018; and (iii) 325,043 shares of common stock issuable pursuant to warrants exercisable within 60 days of March 31, 2018 held by our current executive officers and directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2017, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except for one Form 4 filed late by Joseph O. Hawkins to report the exercise of stock options.

Executive Officers

The following table sets forth information concerning our executive officers. Our executive officers and their respective ages and positions as of March 31, 2018, are as follows:

Name	Age	Positions
Executive Officers
Ralph A. Clark	59	President, Chief Executive Officer and Director
Alan R. Stewart	54	Chief Financial Officer
Paul S. Ames	59	Senior Vice President of Products and Technology
Gary T. Bunyard	58	Senior Vice President of Public Safety Solutions
Joseph O. Hawkins	59	Senior Vice President, Operations
R. Samuel Klepper	52	Senior Vice President, Marketing and Product Management

Executive Officers

Ralph A. Clark. Biographical information for Mr. Clark is included above with the director biographies under the caption “Directors Continuing in Office until the 2020 Annual Meeting of Stockholders.”

Alan R. Stewart has served as our Chief Financial Officer since February 2017. From May 2015 to February 2017, Mr. Stewart was a Managing Director of RA Capital Advisors, LLC, a private investment bank specializing in mergers and acquisitions, private financings and restructurings. From 2004 to 2014, he served as Chief Financial Officer and then Chief Development Officer of Epsilon Systems Solutions, Inc. Since 2008, Mr. Stewart has served as President of FIT Advisors, LLC, a boutique consulting firm that has offered temporary CFO services and served clients from start-up ventures to large private companies. Currently, Mr. Stewart only provides board services through FIT Advisors, LLC. Mr. Stewart was selected as San Diego Business Journal’s CFO of the Year in 2007 and again in 2013. Both awards were in the large private business category. Mr. Stewart was selected as BNY Mellon’s 2017 Advisor of the Year in San Diego in the category of “Deal Facilitator Greater than $25M.” Prior to his business career, Mr. Stewart served over ten years as a submarine nuclear engineer in the United States Navy. He received his B.S. in Oceanography, with distinction, from the U.S. Naval Academy and his M.B.A. from Harvard Business School.

Paul S. Ames has served as our Senior Vice President of Products and Technology since November 2014. In December 2012, Mr. Ames founded Deckchair Software LLC, a mobile application development company, where he remains named as Chief Executive Officer, however, he is not currently active in that role. From September 2006 until May 2011, Mr. Ames worked with Premier Retail Networks, a digital media company, first as Vice President, Quality Assurance and then as Vice President of Product Development. Prior to that, Mr. Ames served in a variety of engineering and technology roles for companies in a broad range of industries including communications, finance, professional information and media. Mr. Ames holds a Diploma in Electronic Sound from University College, Cardiff (now Cardiff University) and a Higher National Diploma in Computer Science from the Polytechnic of Wales (now the University of Glamorgan).

Gary T. Bunyard has served as our Senior Vice President of Public Safety Solutions since January 2017. From January 2012 to May 2015, Mr. Bunyard served as Vice President of Sales for TriTech Software Systems. Prior to that, Mr. Bunyard held positions as Vice President of Sales and Marketing for Tiburon Corporation and for VisionAIR, Inc., both public safety software companies. Mr. Bunyard also held the position as President and Chief Operating Officer and subsequently President and Chief Executive Officer for Tiburon Corporation after holding several sales executive and sales management positions at IBM. Mr. Bunyard holds a B.B.A. in International Business and a B.A. in Psychology from the University of Texas at Austin.

Joseph O. Hawkins has served as our Senior Vice President, Operations since July 2012. From December 2010 to December 2011, Mr. Hawkins served as Vice President of Operations for Netpulse, Inc., a provider of digital entertainment services to the fitness industry. From September 2002 to March 2009, he served as Senior Vice President of Operations and Media Solutions for Premier Retail Networks, a digital media company and from June 1999 to August 2002 as Director of QA and Engineering Services for Jeeves Solutions, Inc., the enterprise software division of Ask.com, an internet search company. Mr. Hawkins also has held various positions in information systems technology management at Inquisit, Inc., Knight-Ridder Information, Inc. and Pacific Bell Telephone Company. Mr. Hawkins holds a B.A. in English from the University of California at Berkeley.

R. Sam Klepper has served as our Senior Vice President of Marketing and Product Management since March 2018. From May 2016 to March 2018, Mr. Klepper served as Vice President Sales, Marketing and Customer Success at EnerAllies Inc., a SaaS-centric IoT energy management platform. From May 2014 to April 2016, Mr. Klepper was President of Klepper Strategy Consulting where he advised energy and IoT companies. From May 2013 to April 2014 Mr. Klepper served as President and Chief Executive Officer of Lavante Inc., a leader in SaaS supplier management solutions. Prior to that, Mr. Klepper served as Chief Marketing Officer of Redwood Systems Inc., a lighting controls and IoT provider (acquired by CommScope). Mr. Klepper served as General Manager, Chief Marketing Officer and interim Chief Executive Officer for eMeter Inc., a leading provider of smart grid solution to utilities (acquired by Siemens, Inc.). Earlier in his career, Mr. Klepper held various marketing and general management positions with Microsoft for 11 years and Intuit for 5 years. Mr. Klepper holds a B.A in History and Science magna cum laude from Harvard University and an M.B.A. from Harvard Business School.

Executive and Director Compensation

Summary Compensation Table

The following table sets forth information regarding the compensation awarded to or earned by the executive officers listed below during the year ended December 31, 2017. As an emerging growth company, we have opted to comply with the reduced executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for only our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. Throughout this document, these three officers are referred to as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Ralph A. Clark	2017	300,000	375,000	56,168	—	—	731,168
President and Chief Executive Officer	2016	300,000	275,000	102,031	—	—	677,031

Alan R.Stewart	2017	227,273	200,000	53,991	—	35,576	516,840
Chief Financial Officer	2016	—	—	—	—	—	—

Gary T. Bunyard	2017	175,000	15,000	53,165	25,000	198,754	466,919
Senior Vice President of Public Safety Solutions	2016	—	—	—	—	—	—

(1)	The amount reported in the “Bonus” column for Mr. Clark represents a discretionary bonus for performance in 2017 paid in 2018, and a 2016 discretionary bonus for performance in 2016 paid in 2017.

The amount reported in the “Bonus” column for Mr. Stewart represents a discretionary bonus for performance in 2017, $50,000 of which was paid in 2017 and $150,000 of which was paid in 2018. The amount reported in the “Bonus” column for Mr. Bunyard represents a signing bonus both earned and paid in 2017.

(2)

Amounts reported in this column do not reflect the amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted to the named executive officers during the fiscal years ended December 31, 2017, as computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification 718 (“ASC 718”). Assumptions used in the calculation of these amounts are included in the notes to our consolidated financial statements included in our Annual Report on Form 10-K. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

(3)

The amount reported in the “Non-Equity Incentive Plan Compensation” column for Mr. Bunyard represents a performance-based bonus for performance in 2017 and paid in 2017 based on a milestone-based objective established for such year where Mr. Bunyard would earn $25,000 upon setting up a customer success and onboarding program by December 31, 2017.

(4)

The amount reported in the “All Other Compensation” column for Mr. Stewart includes a $23,276 housing expense reimbursement paid in 2017 by the Company and $12,300 in taxes paid in 2017 by the Company on Mr. Stewart’s option awards. The amount reported in the “All Other Compensation” column for Mr. Bunyard represents commissions both earned and paid in 2017.

Outstanding Equity Awards as of December 31, 2017

The following table provides information regarding each unexercised stock option to purchase our common stock held by our named executive officers as of December 31, 2017. As of December 31, 2017, our named executive officers did not hold any RSU’s or similar stock awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Ralph A. Clark	10/30/2012	247,059	—	0.68	10/31/2022
	12/14/2012	103,236	—	0.68	7/6/2020
	12/14/2012	92,648	—	0.68	6/9/2021
	7/19/2016	41,667	75,981(1)(4)	1.70	7/19/2026
	3/27/2017	6,375	27,625(1)(4)	3.06	3/27/2027
Alan R.Stewart	10/25/2016	3,412	—	3.06	10/25/2026
	3/13/2017	—	29,500(2)(4)	3.06	3/13/2027
	3/27/2017	562	2,438(1)(4)	3.06	3/27/2027
Gary T. Bunyard	3/13/2017	—	29,500(3)(4)	3.06	3/13/2027
	3/27/2017	468	2,032(1)(4)	3.06	3/27/2027

(1)	1/48th of the shares subject to the stock option vest each month following the grant date.
(2)

The shares subject to the stock option vest over a four-year period as follows: 25% of the shares underlying the options vested on February 3, 2018 and thereafter 1/48th of the shares vest each month, subject to continued service with us through each vesting date.

(3)

The shares subject to the stock option vest over a four-year period as follows: 25% of the shares underlying the options vested January 2, 2018 and thereafter 1/48th of the shares vest each month, subject to continued service with us through each vesting date.

(4)

Stock option is subject to accelerated vesting upon a qualifying termination of the executive’s employment with us, as described below under “Potential Payments and Benefits upon Termination or Change in Control.”

Named Executive Officer Offer Letters and Arrangements

The initial terms and conditions of employment for each of our named executive officers are set forth in written offer letters. In March 2017, we entered into revised employment offer letters with each of our named executive officers setting forth the terms and conditions of such named executive officer’s employment with us, the terms of which are described below. Each of our named executive officers has also executed our standard form of confidential information and invention assignment agreement. Any potential payments and benefits due to our named executive officers upon a termination of employment or a change in control of us are further described below under the heading “Potential Payments and Benefits Upon Termination or Change in Control.”

Ralph A. Clark

We entered into an initial offer letter with Ralph A. Clark, our President and Chief Executive Officer in July 2010, which set forth the initial terms and conditions of his employment with us. In March 2017, we entered into a new offer letter with Mr. Clark, which replaced and superseded Mr. Clark’s prior offer letter. Pursuant to the new offer letter, Mr. Clark’s base salary is $300,000 per year. Mr. Clark is also eligible to receive an annual target bonus of up to 100% of his base salary. Mr. Clark’s employment is at will and may be terminated at any time, with or without cause.

Alan R. Stewart

We entered into an initial offer letter with Alan R. Stewart, our Chief Financial Officer, in January 2017, which set forth the initial terms and conditions of his employment with us. In March 2017, we entered into a new offer letter with Mr. Stewart, which replaced and superseded Mr. Stewart’s prior offer letter. Pursuant to the new offer letter, Mr. Stewart’s base salary is $250,000 per year. Mr. Stewart is also eligible to receive an annual target bonus of up to $150,000. Mr. Stewart’s employment is at will and may be terminated at any time, with or without cause. In addition, in June 2017, the Compensation Committee approved a bonus to Mr. Stewart of $50,000 for his efforts toward the successful completion of our initial public offering of common stock.

Gary T. Bunyard

We entered into an initial offer letter with Gary T. Bunyard, our Senior Vice President of Public Safety Solutions, in November 2016, which set forth the initial terms and conditions of his employment with us. In March 2017, we entered into a new offer letter with Mr. Bunyard, which replaced and superseded Mr. Bunyard’s prior offer letter. Pursuant to the new offer letter, Mr. Bunyard’s base salary is $175,000 per year. Mr. Bunyard is also eligible to receive annual commissions pursuant to an annual commission plan approved by the Company’s Chief Executive Officer. Mr. Bunyard’s employment is at will and may be terminated at any time, with or without cause.

Potential Payments and Benefits upon Termination or Change in Control

The offer letter agreements with each of Mr. Clark, Mr. Stewart and Mr. Bunyard provide that if we terminate such named executive officer for any reason other than for cause, death or disability, such named executive officer would be entitled to receive the following severance benefits:

•	payment of such officer’s then-current base salary for a period of six months following the termination date; and
•	acceleration of six months of vesting of then-unvested options held by such executive officer.

In addition, if we terminate such named executive officer other than for cause, death or disability, or such named executive officer resigns his position with us for good reason, immediately prior to or within 12 months of a change in control, then the named executive officer shall also be entitled to receive 100% acceleration of vesting of then-unvested options held by such named executive officer upon such qualifying termination.

Payment of any severance benefits is conditioned on the named executive officer’s timely execution of a general release of claims in our favor.

Non-Employee Director Compensation

The following table sets forth information regarding cash and non-cash compensation earned by or paid to our non-employee directors during the fiscal year ended December 31, 2017:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(2)	Total ($)
William J. Bratton	3,908	34,900	7,500	46,308
Randall Hawks, Jr.	26,337	93,750	—	120,087
Thomas T. Groos	17,800	93,750	—	111,550
Gary M. Lauder	17,800	93,750	—	111,550
Pascal Levensohn	23,490	133,750	—	157,240
Marc Morial(3)	42,071	93,750	—	135,821

(1)

The amounts reported do not reflect the amounts actually received by our non-employee directors. Instead, these amounts reported reflect the aggregate grant date fair value of all options granted to our non-employee directors during fiscal year ended December 31, 2017, as computed in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 3 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)

As of December 31, 2017, the aggregate number of shares underlying RSU awards outstanding held by our non-employee directors were as follows: Mr. Bratton, 3,034 shares; Mr. Hawks, 8,152 shares; Mr. Groos, 8,152 shares; Mr. Lauder 8,152 shares, Mr. Levensohn, 11,630 shares and Mr. Morial, 8,152 shares. As of December 31, 2017, the aggregate number of shares underlying outstanding options held by our non-employee directors were as follows: Mr. Bratton, 5,000 shares; Mr. Levensohn, 11,765 shares and Mr. Morial, 11,765 shares.

(3)

We entered into an independent consulting services agreement with Mr. Morial pursuant to which we agreed to pay then Mr. Morial $10,000 per quarter for his services as a member of our Board. That agreement terminated upon the completion of our initial public offering.

Non-Employee Director Compensation Policy

In August 2017, our Board adopted a policy for the compensation of our non-employee directors (the “Non-Employee Director Compensation Policy”). Under the Non-Employee Director Compensation Policy, each non-employee director receives an annual board service retainer of $31,250. The chair of our Board, our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee receive additional annual chair service retainers of $10,000, $15,000, $10,000 and $7,500, respectively. We also reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending meeting of our Board or any committee thereof.

In addition to cash compensation, under the Non-Employee Director Compensation Policy, each non-employee director is eligible to receive RSU awards pursuant our 2017 Equity Incentive Plan (the “2017 Plan”). Each non-employee director in office as of the IPO received an RSU (an “Initial Award”) on August 10, 2017 with an aggregate value totaling $93,750. Each non-employee director appointed after the adoption of the Non-Employee Director Compensation Policy is eligible to receive an Initial Award with an aggregate value of $93,750 that is prorated for his or her days of service in the year of appointment. On the date of each annual meeting of stockholders, each non-employee director in office immediately following such annual meeting will be eligible to receive an RSU award (an “Annual Award”), an aggregate fair market value totaling $93,750, except that the chair of the Board is entitled to receive an Annual Award with additional fair market value of $50,000. However, if the chair of the Board is also the chair of any committee, the dollar value of the Initial Award or Annual Award shall be reduced by any cash compensation received as a result of such director’s chair role.

Each Initial Award will vest on the earlier of (i) June 6, 2018 and (ii) the date of the Company’s first annual meeting of stockholders. Each Annual Award will vest on the earlier of (i) the first anniversary of the date of grant and (ii) the date of the next annual meeting of stockholders following the grant date provided that such director is providing service to the Company as a member of the Board as of such date. In addition, the vesting of all RSUs granted under the Non-Employee Director Compensation Policy will accelerate in full upon a Change in Control (as defined in the 2017 Plan) or immediately prior to the effectiveness of a non-employee director’s resignation or removal (and contingent upon the effectiveness of a Change in Control) in the event that the non-employee director is required to resign his or her position as a non-employee director as a condition of the Change in Control or the non-employee director is removed from his or her position as a non-employee director in connection with the Change in Control. All awards made pursuant to the Non-Employee Director Compensation Policy are subject to the limitations on compensation payable to non-employee directors set forth in the 2017 Plan.

Equity Incentive Plans

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2017.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(2)	1,294,128	$1.79	1,169,742(3)(4)
Equity compensation plans not approved by security holders	—	—	—
Total	1,294,128	$1.79	1,169,742

(1)	Excludes RSUs, which have no exercise price.
(2)

These plans consist of our 2005 Equity Incentive Plan, 2017 Equity Incentive Plan and 2017 Employee Stock Participation Plan. No further grants were made under the 2005 Equity Incentive Plan after the effectiveness of our 2017 Equity Incentive Plan in 2017 in connection with our initial public offering. Does not include purchase rights accruing under the 2017 Employee Stock Purchase Plan because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the applicable purchase period.

(3)

The number of shares of common stock reserved for issuance under the 2017 Equity Incentive Plan will automatically increase on January 1 of each year, beginning on January 1, 2018 and continuing through and including January 1, 2027, by 5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board. Pursuant to the terms of the 2017 Equity Incentive Plan, an additional 491,356 shares were added to the number of available shares effective January 1, 2018.

(4)

The number of shares of common stock reserved for issuance under the 2017 Employee Stock Purchase Plan will automatically increase on January 1 of each year, beginning on January 1, 2018 and continuing through and including January 1, 2027, by the lesser of (i) 2% of the total number of shares of our common stock outstanding on the last day of the calendar month before the date of the automatic increase and (ii) 150,000 shares of our common stock or (iii) a lesser number of shares determined by our Board. Pursuant to the terms of the 2017 Employee Stock Purchase Plan, an additional 150,000 shares were added to the number of available shares effective January 1, 2018.

Certain Relationships and Related Party Transactions

We had no transactions that have occurred since January 1, 2017 and to which we were a party, in which the amount involved exceeded $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, of an affiliate or immediate family member thereof, has or will have a direct or indirect material interest, other than those already described in this proxy statement under the heading “Executive and Director Compensation.”

Related-Person Transactions Policy and Procedures

In connection with our initial public offering in 2017, we adopted a Related Person Transaction Policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related-person transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involves exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related-person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related-person transaction prior to consummation, our management must present information regarding the related-person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy.

In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

In considering related person transactions, our Audit Committee, or other independent body of our Board, will take into account the relevant available facts and circumstances including, but not limited to:

•	whether the related-person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; and
•	the risks, costs and benefits to us; the extent of the related party’s interest in the transaction.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our audit committee or other independent body of our Board, determines in the good faith exercise of its discretion.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are ShotSpotter stockholders will be “householding” the Company’s proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or ShotSpotter. Direct your written request to ShotSpotter, Inc., Attn Corporate Secretary, 7979 Gateway Blvd, Suite 210, Newark CA 94560, or contact us at 1-510-794-3100.

Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, DC  20549.

Please call the SEC at 1-800-732-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the

SEC at www.sec.gov. You may also read and copy any document we file with the SEC at our website at ir.shotspotter.com.

You should rely on the information contained in this document to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. You should not assume that the information contained in this document is accurate as of any date other than the date hereof, and the mailing of this document to stockholders at any time after that date does not create an implication to the contrary.

Other Matters

Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the associated proxy to vote on such matters in accordance with their best judgment.

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K at ir.shotspotter.com, or a copy of our Annual Report on Form 10-K for the year ended December 31, 2017 is available without charge upon written request to our Corporate Secretary at 7979 Gateway Blvd., Suite 210, Newark, CA 94560.

ShotSpotter

IMPORTANT ANNUAL MEETING INFORMATION 000004

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SHOTSPOTTER, INC. Annual Meeting Proxy Card 1234 5678 9012 345

1. Election of Class I Directors:

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1a - William J. Bratton	☐	☐	2b - Randall Hawks, Jr.	☐	☐

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Using a black ink pen, mark your votes with an X as shown inthis example. Please do not write outside the designated areas. X02TMQC2 1 D V +SHOTSPOTTER, INC. Annual Meeting Proxy Card.C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign BelowPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please givefull title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.+Change of Address — Please print your new address below. Comments — Please print your comments below.B Non-Voting ItemsAFor Against Abstain2. To ratify the selection of Baker Tilly Virchow Krause, LLP as ourindependent registered public accounting firm for the fiscal yearending December 31, 2018.Meeting AttendanceMark the box to the rightif you plan to attend theAnnual Meeting.1a - William J. Bratton 2b - Randall Hawks, Jr.1. Election of Class I Directors: For Withhold For WithholdIMPORTANT ANNUAL MEETING INFORMATIONProposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.NOTE: In their discretion, the proxyholders are authorized to vote upon such other business as may properly comebefore the meeting and any adjournment or postponement thereof.MMMMMMMMMMMMMMMMMMMMMMMMMMM000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000004MR A SAMPLEDESIGNATION (IF ANY)ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6ENDORSEMENT_LINE______________ SACKPACK_____________1234 5678 9012 345MMMMMMM 3 7 3 1 7 5 1MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMMC 1234567890 J N TC123456789Admission TicketqIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qElectronic Voting InstructionsAvailable 24 hours a day, 7 days a week!Instead of mailing your proxy, you may choose one of the votingmethods outlined below to vote your proxy.VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.Proxies submitted by the Internet or telephone must be received by1:00 a.m., Pacific Time, on May 29, 2018.Vote by Internet• Go to www.envisionreports.com/SSTI• Or scan the QR code with your smartphone• Follow the steps outlined on the secure websiteVote by telephone• Call toll free 1-800-652-VOTE (8683) within the USA, US territories &Canada on a touch tone telephone• Follow the instructions provided by the recorded message

Notice of 2018 Annual Meeting of Stockholders7677 Gateway Blvd., 2nd Floor, Newark, California, 94560Proxy Solicited by Board of Directors for Annual Meeting — May 29, 2018The undersigned hereby appoints Ralph A. Clark and Alan R. Stewart, and each of them, with power to act without the other and with power of substitution,as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided below, all the shares of ShotSpotter, Inc. Common Stockwhich the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2018 Annual Meetingof Stockholders of ShotSpotter, Inc. (the “Meeting”) to be held on Tuesday, May 29, 2018 at 9:30 a.m. local time at 7677 Gateway Blvd., 2nd Floor, Newark,California, 94560 and or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” ALL OF THE NOMINEES FOR DIRECTOR LISTED INPROPOSAL NO. 1, AND “FOR” PROPOSAL NO. 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFICINSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. IN THEIR DISCRETION, THE PROXIES OF THEUNDERSIGNED ARE AUTHORIZED TO VOTE UPON ANY AND ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.(Continued and to be marked, dated and signed, on the other side)Proxy — ShotSpotter, Inc.2018 Annual Meeting Admission Ticket2018 Annual Meeting ofShotSpotter, Inc. StockholdersTuesday, May 29, 2018, 9:30 a.m. Local Time7677 Gateway Blvd., 2nd Floor, Newark, California, 94560Upon arrival, please present this admission ticketand photo identification at the registration desk.qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

Using a black ink pen, mark your votes with an X as shown inthis example. Please do not write outside the designated areas. X02TMRC1 U P X +q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q.B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign BelowPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please givefull title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.IMPORTANT ANNUAL MEETING INFORMATIONAFor Against Abstain1a - William J. Bratton 2b - Randall Hawks, Jr.1. Election of Class I Directors: For Withhold For WithholdProposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.2. To ratify the selection of Baker Tilly Virchow Krause, LLP as ourindependent registered public accounting firm for the fiscal yearending December 31, 2018.NOTE: In their discretion, the proxyholders are authorized to vote upon such other business as may properly comebefore the meeting and any adjournment or postponement thereof.SHOTSPOTTER, INC. Annual Meeting Proxy CardMMMMMMMMMMMM3 7 3 1 7 5 2 MMMMMMMMM

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q.Proxy — ShotSpotter, Inc.Notice of 2018 Annual Meeting of Stockholders7677 Gateway Blvd., 2nd Floor, Newark, California, 94560Proxy Solicited by Board of Directors for Annual Meeting — May 29, 2018The undersigned hereby appoints Ralph A. Clark and Alan R. Stewart, and each of them, with power to act without the other and with power of substitution,as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided below, all the shares of ShotSpotter, Inc. Common Stockwhich the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2018 Annual Meetingof Stockholders of ShotSpotter, Inc. (the “Meeting”) to be held on Tuesday, May 29, 2018 at 9:30 a.m. local time at 7677 Gateway Blvd., 2nd Floor, Newark,California, 94560 and or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” ALL OF THE NOMINEES FOR DIRECTOR LISTED INPROPOSAL NO. 1, AND “FOR” PROPOSAL NO. 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFICINSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. IN THEIR DISCRETION, THE PROXIES OF THE